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                            UNANIMOUS WRITTEN CONSENT
                           IN LIEU OF A MEETING OF THE
                              BOARD OF DIRECTORS OF
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

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The undersigned, being the duly elected directors of GE Capital Life Assurance
Company of New York, (the "Company") a New York corporation, in lieu of a meeting held pursuant to the provisions of Section 708 of the New York Business Corporation Law do hereby waive all notice of the meeting of the Board of Directors and do hereby approve the following resolutions:

WHEREAS, it is proposed that the Company change its name from GE Capital Life Assurance Company of New York to Genworth Life Insurance Company of New York effective January 1, 2006, pursuant to the Restated Charter of GE Capital Life Assurance Company of New York as set forth in the form attached hereto as Exhibit A;

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby determines that the Restated Charter of the Company as set forth in the form attached hereto as Exhibit A which incorporates the name change of the Company from GE Capital Life Assurance Company of New York to Genworth Life Insurance Company of New York effective January 1, 2006, and two Certificates of Change to the Company's Restated Charter with respect to the County of the Company's principal place of business in the State of New York, is in the best interests of the Company and is recommended as advisable to the Company's shareholder; and

FURTHER RESOLVED, that the form of the Restated Charter of the Company as attached hereto as Exhibit A (as it may be changed in accordance with these resolutions) is hereby approved, authorized and adopted; and

FURTHER RESOLVED, that upon due approval of the Company's Restated Charter by the shareholder of the Company, the President, any Vice President, the Secretary or any Assistant Secretary of the Company be, and each is authorized, empowered, and directed, for and on behalf and in the name of the Company, to execute and deliver to and file with the appropriate regulatory authorities the Restated Charter of the Company in the form and manner prescribed by the provisions of the New York Business Corporation Law and Sections 1206 of the New York Insurance Laws, substantially in the form attached hereto as Exhibit A with the Superintendent of Insurance of the State of New York in connection with the obtaining of any and all necessary or appropriate administrative approvals of said Restated Charter and to do any and all things as the officers executing the same shall, in their sole discretion, deem necessary or appropriate or advisable and in the best interests of the Company, with the execution and delivery by such officers of the Restated Charter of the Company with any changes thereto to be conclusive evidence that such officers deemed such changes to meet such standard; and

FURTHER RESOLVED, that upon receipt of all necessary state regulatory approvals, that the proper officers of the Company be, and hereby are, authorized and directed to take such additional action as may be necessary or desirable to carry out the name change of the Company,

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including but not limited to changing the names of the Company's separate accounts that are used in connection with its variable insurance products to names they deem appropriate and to otherwise fully effectuate the purposes of the foregoing resolutions; and

FURTHER RESOLVED, that all actions heretofore taken by any officer or agent of the Company in connection with the name change of the Company is hereby approved, ratified and confirmed in all respects; and

FURTHER RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company to amend and restate the Company's By-laws effective January 1, 2006, to reflect the name change of the Company; and

FURTHER RESOLVED, that the following amendments to the By-laws of the Company be, and hereby are approved, authorized and adopted, effective January 1, 2006:

     1. The heading of the By-laws on page 1 thereof shall be amended so as to replace "GE Capital Life Assurance Company of New York" with "Genworth Life Insurance Company of New York";

     2. Article VIII, Section 2 of the By-laws shall be amended so as to replace "GE Capital Life Assurance Company of New York" where it appears therein with "Genworth Life Insurance Company of New York";

Other than set forth in numbers 1 and 2 above, the By-laws shall be restated without further alteration or amendment unless the Board of Directors or the Company's shareholder so determine; and

FURTHER RESOLVED, that any officer of the Company be, and hereby is, authorized and directed to verify and file the Amended and Restated By-Laws of the Company substantially in the form as is attached hereto as Exhibit B, with the Superintendent of Insurance of the State of New York pursuant to Section 1210 of the New York Insurance Laws in connection with the obtaining of any and all necessary or appropriate administrative approvals of said Amended and Restated By-Laws of the Company and to do any and all things as they deem necessary or advisable for the purpose of effective the intent of the foregoing resolutions.

This consent may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be the same instrument. Any director may execute and deliver this consent by facsimile and the evidence of a signature found on such facsimile shall be deemed to be an original signature of that director.


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DATED as of July 1, 2005.


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Marshall S. Belkin                        Ward E. Bobitz


--------------------------------------    --------------------------------------
Richard I. Byer                           Bernard M. Eiber


--------------------------------------    --------------------------------------
Kelly L. Groh                             Paul A. Haley


--------------------------------------    --------------------------------------
Jerry S. Handler                          Gerald A. Kaufman


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Isidore Sapir                             Pamela S. Schutz


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David J. Sloane                           Geoffrey S. Stiff


--------------------------------------
Thomas M. Stinson

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